Exhibit 4.13

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[*]”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 3 TO THE PETROCHEMICAL NAPHTHA PURCHASE AGREEMENT ENTERED INTO BY, ON THE ONE PART, PETRÓLEO BRASILEIRO S.A. – PETROBRAS, AND, ON THE OTHER PART, BRASKEM S.A., AS FOLLOWS:

PETRÓLEO BRASILEIRO S.A. — PETROBRAS, a mixed-capital company, with its principal place of business at Avenida República do Chile, 65, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in the National Register of Legal Entities (CNPJ) under No. 33.000.167/0001-01, hereinafter referred to as PETROBRAS, herein represented by its Executive Marketing and Sale Manager, Mr. Guilherme Pontes Galvão França, and

BRASKEM S.A., a company with its principal place of business at Rua Lemos Monteiro, 120, Butantã, São Paulo - SP, enrolled in the CNPJ under No. 42.150.391/0001-70, hereinafter referred to as BRASKEM, herein represented in accordance with its Bylaws.

PETROBRAS and BRASKEM are also referred to, together, as PARTIES and individually as PARTY,

WHEREAS:

•                     On July 24, 2009, PARTIES entered into the Petrochemical Naphtha Purchase Agreement (“Agreement”), with term of effectiveness of five (5) years, starting on March 01, 2009, with the possibility of tacit renewal for a sole period of other five (5) years, if neither PARTY states, in writing, within at least one (1) year in advance, its lack of interest in such tacit renewal of the Agreement;

•                     On February 18, 2013, PETROBRAS sent a mail to BRASKEM where it stated that it was not interested in the tacit renewal of the Agreement, the effectiveness of which was set to end on February 28, 2014;

•                                          On February 28, 2014, PARTIES executed Amendment No. 1 to the Petrochemical Naphtha Purchase Agreement, to be in force for six (6) months as of March 01, 2014, in order to allow the continuation of the negotiations for the execution of a new Petrochemical Naphtha Purchase Agreement;

•                                          As, until August 29, 2014, PARTIES had not been successful in negotiating a new Petrochemical Naphtha Purchase Agreement, they executed Amendment No. 2 to the Petrochemical Naphtha Purchase Agreement, to be in force for six (6) months as of September 01, 2014, in order to allow the continuation of said negotiation;

•                     During the last six (6) month term aforementioned there has not been an agreement regarding the New Price for a long term agreement for the supply of Petrochemical Naphtha;

•                     PARTIES are now negotiating in order to find a solution that aggregates the interests so far presented by both companies;

•                     PARTIES deem advisable to further amend the Agreement to extend its effectiveness for an additional term of six (6) months – as of March 1, 2015 – during which period said negotiations shall be completed;

•                     PARTIES shall use their best efforts to find a long-term new structural solution that allows the execution of a new naphtha supply agreement that, by maintaining the PARTIES’ interests, bring competition to the Brazilian chemical and petrochemical industry;

NOW THEREFORE, the Parties have decided to enter into Amendment No. 3 to the Agreement under the following clauses and conditions:

CLAUSE ONE – OBJECT

1.1 – The object of this Amendment No. 3 is to extend the term of effectiveness of the Agreement for six (6) months, as of March 1, 2015, under Clause Two of this Amendment No. 3.

CLAUSE TWO — AMENDMENT TO THE AGREEMENT

2.1 – The writing of item 9.1 of Clause Nine of the Agreement shall henceforth read as follows:

"CLAUSE NINE — TERM OF THE AGREEMENT

9.1 – This agreement shall be in force as of the date of its execution, with effects from March 1, 2009 until August 31,, 2015.”

CLAUSE THREE — EFFECTIVENESS

3.1 – This Amendment No. 3 shall be in force as of the date of its execution.

CLAUSE FOUR — GENERAL PROVISIONS

4.1 – PARTIES agree that, during the additional period established in item 1.1 above, the price to be charged by PARTIES for the purpose of invoicing will be the price defined in Clause Six of the Agreement.

4.2 – PARTIES shall use their best efforts to avoid interruption in the supply during the period referred to in item 4.1 above.  Without prejudice, PARTIES agree that, exceptionally in March 2015, any remaining quantity not delivered or not received, assessed in accordance with item 2.7 of the Agreement, even if higher than 5%, shall be automatically cancelled without costs or penalties to PARTIES.

4.3 – PARTIES further agree that, if the negotiations for the execution of a new Petrochemical Naphtha purchase agreement between PARTIES during the term of this Amendment No. 3 are successful, the new price defined therein (“New Price”) shall be applied as of the base date of March 1, 2015.

4.4 – PARTIES shall verify the existence of any difference between the price charged during the additional period established in item 1.1 above and the New Price. The difference found, if in favor of PETROBRAS, shall be reimbursed by BRASKEM, and the reverse procedure must be observed if the difference found is in favor of BRASKEM. Such amounts shall be calculated and reimbursed to PARTIES within at most sixty (60) days from the closing of this Amendment No. 3.

4.5 – Occasional facts from third parties that impact the New Price, such as the creation, extinction or modification of taxes and rates now in force and applicable to the object of the Agreement, shall not be considered in the reimbursement set forth in item 4.4 above.

4.6 – PARTIES shall use their best efforts to agree upon the New Price and the term of the new Petrochemical Naphtha purchase agreement within the term of this Amendment No. 3. If PARTIES exceptionally do not agree upon the New Price within the term of this Amendment No. 3, BRASKEM shall reimburse PETROBRAS for the amount of the difference between the price formula described in items 6.1 and 6.2 of Clause Six of the Petrochemical Naphtha Purchase Agreement during the additional period of six (6) months defined in item 1.1 above, and the price corresponding to the [*] average quotation of Physical Naphtha in the Northwestern European market (NWE CIF ARA), [*], which PARTIES expressly recognize to be an exceptional emergence solution to be effective only during the term of this Amendment No. 3,  where,

ARA = [*] average quotation of Physical Naphtha in the Northwestern European market (NWE CIF ARA), published by Platt’s in US$/t, taking into consideration the [*] average of the last [*] before the supply [*].

4.6.1 – Such amounts shall be calculated and reimbursed to PETROBRAS within at most sixty (60) days from the closing of this Amendment No. 3. The reverse procedure must be adopted, with reimbursement by PETROBRAS to BRASKEM, if the difference found in accordance with the criteria above is in favor of BRASKEM. PARTIES undertake to negotiate in good faith and use all efforts to agree on the New Price, in order to avoid the application of the offsetting system set forth in this Clause.

4.7 – From the date of execution of this Amendment No. 3 until the date of [*], Parties shall use their best efforts to jointly obtain from [*], through the relevant legal instrument, the acknowledgement that [*] is not levied on the Petrochemical Naphtha imported by PETROBRAS to be supplied to BRASKEM, based on [*].

4.8. If, after the term of Clause 4.7 below, Parties have not been successful in obtaining from the [*] the acknowledgement that [*] is not levied on the import operations mentioned above, despite the will of Parties, this Agreement, as altered by its Amendments, including this Amendment No. 3, shall be [*] until a solution for the [*] issue is found, recovering its legal effectiveness as soon as this issue is solved and maintaining August 31, 2015 as the final term of effectiveness of the Agreement.

4.8.1 – In case of the [*] provided for in item 4.8, the reimbursement system set forth in items 4.6 and 4.6.1 shall be applied to the period of actual supply from March 01, 2015 to August 31, 2015.

4.8.2 – In case of [*] of the Amendment, PARTIES agree that, exceptionally regarding the month when the supply [*] and the following month, any remaining quantity not delivered or not received, assessed in accordance with item 2.7 of the Agreement, even if higher than [*], shall be automatically canceled without costs or penalties to PARTIES.

4.9 – This Amendment No. 3 does not imply any novation of a contractually established obligation, and the reimbursement obligation set forth in Clause 4.8 of Amendment No. 2 is maintained in the exact terms therein provided, from September 01, 2014 to February 28, 2015; in addition to that, all the remaining terms and conditions of the Agreement are ratified.

IN WITNESS WHEREOF, PARTIES have executed this Amendment No. 3 in two (2) counterparts of equal content, in the presence of the witnesses below.

Rio de Janeiro, February 27, 2015.

[signature]

GUILHERME PONTES GALVÃO FRANÇA

Petróleo Brasileiro S.A. – PETROBRAS

[signature]

BRASKEM S.A.

[signature]

BRASKEM S.A.

WITNESSES:

[signature]

Name: Ivan de Sá Pereira Junior

Identity Card: 04701561-5

CPF: 748.019.707-10

[signature]

Name: Hardi Luiz Schuck

Identity Card: 102022297-1

CPF: 442334000-30